UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	BLFS	The Nasdaq Capital Market LLC

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 18, 2020, BioLife Solutions, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, SciSafe Holdings, Inc., a Delaware corporation (“SciSafe”), the stockholders of SciSafe set forth in Annex I of the Purchase Agreement (collectively, the “Sellers”, and together with the Company, the “Seller Parties”), and Garrie Richardson, in the capacity of the representative of the Sellers (the “Seller Representative”), pursuant to which the Company purchased from the Sellers one hundred percent (100%) of the issued and outstanding capital shares and other equity interests of SciSafe (the “Acquisition”).

On October 1, 2020, the Company completed the Acquisition and SciSafe became a wholly-owned subsidiary of the Company. SciSafe is a privately held multi-facility provider of biological materials storage to the cell and gene therapy and pharmaceutical industries. At the closing of Acquisition (the “Closing”), the Company (i) paid the Sellers an aggregate initial cash payment of $15,000,000, which amount is subject to post-Closing adjustments for working capital, net debt and transaction expenses, and (ii) issued to the Sellers 441,472 shares of common stock, $0.001 par value per share (“Common Stock”), of the Company, with an additional 169,911 share of Common Stock to be issued in January 2021. The Company may pay the Sellers, if earned, earnout payments in calendar years 2021, 2022, 2023 and 2024 of up to an aggregate of an additional 626,000 shares of Common Stock, which shares will be issued and delivered to the Sellers upon SciSafe achieving certain specified revenue targets in each year.

In connection with, and concurrently with, the Closing, each Seller entered into a customary Non-Competition and Non-Solicitation Agreement in favor of and for the benefit of SciSafe and the Company and their respective affiliates and direct and indirect subsidiaries.

The foregoing descriptions of the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2020 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. All of the shares of Common Stock issued to the Sellers and described in this Current Report on Form 8-K are being issued to the Sellers in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K (“Closing Form 8-K”) within 71 calendar days after the date this Closing Form 8-K is required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Acquisition will be filed by amendment to this Closing Form 8-K within 71 calendar days after the date this Closing Form 8-K is required to be filed with the SEC.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: October 6, 2020	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer